Amendment No. 1 to Security Agreement

This Amendment No. 1 to Security Agreement (this “Amendment”), dated as of July 31, 2008, is made by and between Airbee Wireless, Inc., a Delaware corporation with its principal place of business located at 9400 Key West Avenue, Rockville, MD (the “Company”), and the parties signing under the caption “Secured Parties” on the signature pages hereto. The signatories hereto are referred to herein collectively as the “Parties,” and sometimes individually as a “Party.”

RECITALS

A. Certain of the Secured Parties (“Initial Secured Parties”) and the Company are parties to that certain Security Agreement dated as of January 30, 2008, a copy of which is attached hereto (the “Security Agreement”);

B. Pursuant to that certain Amendment No. 3 to Debenture and Warrant Purchase Agreement, dated as of even date herewith (the “PA Amendment”), the Initial Secured Parties have transferred and assigned a portion of the Convertible Debentures held by them to Bartman Bros., a California General Partnership (“Bartman Bros.”);

C. The Parties wish to amend the Security Agreement to add Bartman Bros. as a Secured Party and to make the other revisions provided for below.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definition and References. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Security Agreement.

ARTICLE II

AMENDMENTS

(a) The definition of “Secured Party” set forth in the introductory paragraph of the Security Agreement is hereby amended to refer, collectively, to the Initial Secured Parties, Bartman Bros. and any other purchasers and/or holders from time to time of any Convertible Debentures, together with their respective successors and assigns.

(b) The first “Whereas” clause is deleted and replaced in its entirety with the following:

WHEREAS, the Company has issued and sold to the Secured Party and/or their predecessors-in-interest, as provided in that certain Debenture and Warrant Purchase Agreement dated as of January 30, 2008, as amended by Amendment No. 1 to Debenture and Warrant Purchase Agreement effective as of February 8, 2008, Amendment No. 2 to Debenture and Warrant Purchase Agreement effective as of April 15, 2008, and Amendment No. 3 to Debenture and Warrant Purchase Agreement effective as of July 31, 2008 (as it may be further amended, supplemented, restated or revised from time to time, the “Purchase Agreement”), and the Secured Parties have purchased, secured convertible debentures (the “Convertible Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.00004 (the “Common Stock”) (as converted, the “Conversion Shares”) in the respective amounts set forth opposite each Investor(s) name on Schedule I attached to the Purchase Agreement (as the same may be amended, supplemented or modified from time to time);”

(c) A third “Whereas” clause is inserted which shall read as follows:

“Unless specified otherwise, all capitalized terms used without definition in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.”

(d) In order to correct a typographical error therein, the second sentence of Section 5.2(a) of the Security Agreement is deleted and replaced in its entirety with the following provision:

“At any sale or sales of the Pledged Property, the Secured Party may bid for and purchase the whole or any part of the Pledged Property and, upon compliance with the terms of such sale, may hold, exploit and dispose of the same without further accountability to the Company.”

(e) A new Section 6.10 of the Security Agreement is added and shall read as follows:

“Further Assurances. At any time and from time to time, or upon the request of the Secured Party, and at the sole expense of the Company, the Company shall promptly execute and deliver all such further agreements, documents and instruments and take such further action as required, necessary or appropriate under applicable law to preserve and perfect the Secured Party’s security interest in the Pledged Property and carry out the provisions and purposes of this Agreement or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any of the Pledged Property. In furtherance of the foregoing, the Company shall promptly execute and deliver all such further agreements, documents and instruments, including without limitation supplements and/or amendments to this Agreement, and take such further action either as the Secured Party may request or as otherwise necessary, required, or appropriate under applicable law to obtain, preserve and perfect the liens and security interests of Secured Party in the Pledged Property. The Company agrees to maintain and preserve the Secured Party’s security interests in the Pledged Property hereunder. Without limiting the generality of the foregoing, the Company shall (a) execute and deliver to the Secured Party such financing statements as required under applicable law to obtain such perfection in favor of the Secured Party; and (b) execute and deliver to the Secured Party such other agreements, documents and instruments, including without limitation control agreements or stock powers, as required, necessary or appropriate under applicable law to perfect and maintain the validity, effectiveness and priority of the security interests intended to be created thereon by this Agreement in favor of the Secured Party. The Company authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Pledged Property without the signature of the Company unless otherwise prohibited by law (including, without limitation, any and all amendments to previously filed UCC-1 financing statements to reflect the addition of Bartman Bros. as a Secured Party of record by assignment).”

ARTICLE III

MISCELLANEOUS

Section 3.01 Miscellaneous.

(a) References; No Other Amendments. Each reference in the Security Agreement to “this Agreement,” “hereunder” or words of like import referring to the Security Agreement shall mean and be a reference to the Security Agreement as amended by this Amendment. Except as otherwise set forth in this Amendment, all of the terms and conditions of the Security Agreement remain unmodified and in full force and effect.

(b) Headings. Headings are for reference only and shall not be used in interpreting this Amendment.

(c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and entirely to be performed therein. Each of the Parties irrevocably consents that any legal action or proceeding against it under, arising out of or in any manner relating to this Amendment may be brought in the state or federal courts of the State of New York. Each of the Parties by the execution and delivery of this Amendment expressly and irrevocably assents and submits to the personal jurisdiction of such courts in any such action or proceeding. Each of the Parties further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by mail in the manner provided for in the Security Agreement. Any process in any action or proceeding commenced in the courts of the State of New York or elsewhere arising out of any such claim, dispute or disagreement, must be served in the manner provided for in the Security Agreement.

(d) Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT.

(e) Counterparts; Fax Signatures. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same Amendment. Delivery of an executed signature page of this Amendment by facsimile shall be effective as delivery of a manually executed signature pages of this Amendment.

IN WITNESS WHEREOF, the Parties have executed this Amendment by their duly authorized officers as of the date first above written.

COMPANY:

AIRBEE WIRELESS, INC.
By: /s/ E. Eugene Sharer

Name: Title:	E. Eugene Sharer President

SECURED PARTIES:

BARTFAM, a California limited partnership

By: /s/ Thomas F. Bartman

Name: Thomas F. Bartman Title: General Partner
Thomas F. Bartman, as Managing Trustee of The William S. Bartman Marital Trust /s/ Thomas F. Bartman

Cecile Citron Bartman, as Trustee of the Cecile Citron Bartman Trust /s/ Cecile Citron Bartman

Judith A. Fiskin, as Trustee of the Judith A. Fiskin Trust dated April 16, 1996 /s/Judith A. Fiskin

/s/ John W. Bartman

John W. Bartman
/s/ David A. Bartman

David A. Bartman
/s/ Michael T. Bartman

Michael T. Bartman
BARTMAN BROS., a California general partnership By: /s/ _John W. Bartman_

Name: John W. Bartman Title: General Partner

Security Agreement

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